UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2012

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities

On August 28, 2012, Lexmark International, Inc. (the “Company”) announced a restructuring plan (the “August 2012 Plan”) to improve profitability and generate savings.  The August 2012 Plan includes restructuring actions including the exiting of the development and manufacturing of the Company’s remaining inkjet hardware. The Company will continue to provide service, support and aftermarket supplies for its inkjet installed base.  Reductions will occur primarily in inkjet-related infrastructure as well as positions in research and development, supply chain and other support functions.

The Company expects the non-manufacturing actions to be principally complete by the end of 2013 and the closing of the Cebu, Philippines inkjet supplies manufacturing facility by the end of 2015.

The August 2012 Plan is expected to impact about 1,700 positions worldwide, including 1,100 manufacturing positions. The August 2012 Plan will result in total pre-tax charges of approximately $160 million with approximately $110 million incurred in 2012 ($75 million of which will be incurred in the third quarter of 2012), $30 million incurred in 2013, and the remaining $20 million incurred in 2014 and 2015.  The Company expects the total cash cost of the August 2012 Plan to be approximately $75 million with approximately $40 million incurred in 2012 ($5 million of which will be incurred in the third quarter of 2012), $30 million impacting 2013, and the remaining $5 million impacting 2014 and 2015.

Lexmark expects the August 2012 Plan to generate savings of approximately $1 million in 2012, approximately $85 million in 2013 and ongoing annual savings beginning in 2015 of approximately $95 million.

A copy of the press release announcing the August 2012 Plan is provided as Exhibit 99.1 to this Current Report, and is incorporated into this item by reference.

Item 8.01.  Other Events.

On August 23, 2012, the Board of Directors of the Company authorized the repurchase of an additional $200 million of the Company’s Class A Common Stock, raising the Company’s share repurchase authority to approximately $351 million. The repurchase authority allows the Company to selectively repurchase its Class A Common Stock from time to time in the open market or in privately negotiated transactions.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No. 99.1	Description of Exhibit Press Release issued by Lexmark International, Inc., dated August 28, 2012.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Form 8-K are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties you can find in the Company’s press releases and in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to update any forward looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

August 28, 2012	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No. 99.1	Description of Exhibit Press Release issued by Lexmark International, Inc., dated August 28, 2012.